Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

FIFTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Exosomes Fifth Amendment”) is made and entered into as of June 20, 2018 (“Fifth Amendment Date”) by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”) and CAPRICOR, INC., a Delaware corporation (“Licensee”), under the following circumstances:

A.	CSMC and Licensee entered into the Exclusive License Agreement dated May 5, 2014, as amended by the First Amendment dated February 27, 2015, the Second Amendment dated June 10, 2015, the Third Amendment dated August 5, 2016, and the Fourth Amendment dated December 26, 2017 (collectively, the “Exosomes License Agreement”). The Exosomes License Agreement pertains to technologies related to extracellular vesicles (“EVs”), which the parties acknowledge are defined by the International Society for Extracellular Vesicles as including exosomes, microvesicles, microparticles, ectosomes, oncosomes and prostasomes.

B.	CSMC filed additional solely-owned patent applications as listed under Section 2(a)(i)-(ii) and a co-owned patent application as listed under Section 2(b)(i) below (collectively, the “New Applications”).

C.	The parties desire to amend the Exosomes License Agreement as further described herein to incorporate the rights to the New Applications pertaining to various therapeutic applications with EVs.

D.	The rights to the New Applications listed below in Section 2(a)(ii) and Section 2(b)(i) are concurrently being exclusively licensed by CSMC to Licensee in that certain Fourth Amendment to the Amended and Restated Exclusive License Agreement (the “CDCs Fourth Amendment”) executed concurrently herewith.

E.	It is the intent of the parties that all rights embodied in the New Applications are being exclusively licensed from CSMC to Licensee through the combination of this Exosomes Fifth Amendment and the CDCs Fourth Amendment.

F.	For the avoidance of doubt, any other subject matter contained in the New Applications which is not covered by the CDCs Fourth Amendment is covered by this Exosomes Fifth Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Exosomes License Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

1.          Defined Terms. Terms not otherwise defined herein shall have the meaning ascribed to them in the Exosomes License Agreement.

2.          Amendments to the Exosomes License Agreement.

(a)         The following New Applications, which are solely owned by CSMC, are hereby added to Revised Schedule A (Patent Rights) to the Exosomes License Agreement:

(i)

[***]

(ii)

[***]

(iii)

[***]

(b)         The following New Application, which is co-owned by CSMC and Licensee, is hereby added to Revised Schedule A (Patent Rights) to the Exosomes License Agreement:

(i)

[***]

(c)         No later than thirty (30) days after the Fifth Amendment Date, Licensee shall reimburse CSMC for all of the costs, including attorneys’ fees, actually incurred by CSMC, before and after the Fifth Amendment Date, in the preparation and/or prosecution of the New Applications referenced in Sections 2(a)(i)-(iii) and 2(b)(i) hereof, which, as of the Fifth Amendment Date, amount to a total of $27,086.85. All amounts paid by Licensee to CSMC under this Section shall be nonrefundable.

3.          Co-Owned Patent Rights. With respect to the Patent Rights that are co-owned by CSMC and Licensee (including the New Application listed in Section 2(b)(i) of this Exosomes Fifth Amendment and the Patent Rights with respect thereto), the following provisions shall apply:

             (a)        Licensee shall not grant any license, assignment or other rights whatsoever to any co-owned interest that Licensee may have in the Patent Rights to any third party, unless such third party is an Acceptable Assignee (as such term is defined in the Exosomes License Agreement) to whom a sublicense or assignment (as applicable) of CSMC’s rights is concurrently being granted under Section 2.2 of the Exosomes License Agreement. Any license, assignment or other conveyance of any rights in Licensee’s co-owned interest in the Patent Rights in violation of the immediately preceding sentence shall be null and void ab initio and shall be deemed a material breach of the Exosomes License Agreement.

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

            (b)         Notwithstanding the foregoing, in the event that Licensee initiates and/or undergoes any of the events listed in Section 6.2(a) of the Exosomes License Agreement, any co-owned interest that Licensee may have in the Patent Rights shall not be assigned or licensed to any third party without CSMC’s prior written consent.

            (c)         Licensee represents and warrants to CSMC that, with respect to any co-owned interest that Licensee may have in the Patent Rights: (i) it has not granted licenses to or otherwise in any way encumbered the Patent Rights, and (ii) there are no claims, judgments or settlements to be paid by Licensee with respect the Patent Rights or pending claims or litigation relating to the Patent Rights. Licensee is not aware that any additional rights or licenses are necessary for Licensee to exercise its licensed rights granted by CSMC under the Exosomes License Agreement.

            (d)         Licensee shall be obligated to pay CSMC a Royalty (as such term is defined in the Exosomes License Agreement) for the duration of the term of the Exosomes License Agreement (as outlined in Section 6.1 of the Exosomes License Agreement), regardless of co-ownership of the Patent Rights between the parties and any early termination of the Exosomes License Agreement.

            (e)         Upon any early termination of the Exosomes License Agreement for any of the events listed in Section 6.2(a), Licensee’s entire right, title and interest in and to the Patent Rights, including any ownership or co-ownership interest, shall be automatically assigned to CSMC without any further action of the parties and without any further consideration to Licensee.

4.          Other Provisions. This Exosomes Fifth Amendment is a revision to the Exosomes License Agreement only, it is not a novation thereof. Except as otherwise provided herein, the terms and conditions of the Exosomes License Agreement shall remain in full force and effect.

5.         Further Assurances. Each of the parties hereto shall execute such further documents and instruments and do all such further acts as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Exosomes Fifth Amendment.

6.         Counterparts. This Exosomes Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[CONTINUED ONTO NEXT PAGE]

***Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the parties have executed this Exosomes Fifth Amendment as of the day and year first above written.

Dated: June 20, 2018	CAPRICOR, INC.

	By:	/s/ Anthony Bergmann
Anthony Bergmann
Chief Financial Officer

Dated: June 20, 2018	CEDARS-SINAI MEDICAL CENTER

	By:	/s/ James D. Laur, JD
James D. Laur, JD
Vice President, Technology Transfer & Business Affairs

	By:	/s/ Edward M. Prunchunas
Edward M. Prunchunas
Executive Vice President, Finance & Chief Financial Officer